EXHIBIT 99.1

ContextLogic Inc. Reports Fourth-Quarter and Fiscal Year 2024 Financial Results

OAKLAND—(BUSINESS WIRE)—March 12, 2025—ContextLogic Inc. (Nasdaq: LOGC) (“ContextLogic,” the “Company,” “we” or “our”) today reported its financial results for the quarter and fiscal year ended December 31, 2024.

Company Update

During 2024, management took several significant steps in the evolution of the Company’s business. These included, first, the sale of the Wish platform and its associated operations; second, streamlining the Company's operations; and most recently, on March 11, 2025, the Company announced the initial closing of the investment by BC Partners of $75 million in convertible preferred units in a subsidiary of ContextLogic. This investment, along with the approximately $66 million of cash and cash equivalents and approximately $83 million in marketable securities on the Company’s balance sheet, provides the Company with approximately $225 million in liquidity available for investment in its business, with the potential for an additional $75 million in convertible preferred units to be issued in connection with an acquisition.

Fourth-Quarter Fiscal 2024 Financial Highlights

•
Net Loss: Net Loss was $2 million, compared to a net loss of $68 million in the fourth quarter of fiscal 2023
•
As of December 31, 2024, the Company had $66 million in cash and cash equivalents, $83 million in marketable securities and $7 million in prepaid expenses and other current assets primarily made up of restricted cash. The Company had total liabilities of $5 million.

ContextLogic will host a financial results and strategic update conference call at 5pm EDT on March 12th. The live conference call may be accessed by registering here. The associated strategic investment presentation deck can be found here on the ContextLogic Investor Relations website.

Company Outlook

The Company continues to streamline its administrative structure as it focuses on achieving its value maximization strategy both organically and through accretive acquisitions. The recent investment by BC Partners was an important milestone in that effort. Management and the Board of Directors continue to focus on identifying, evaluating and potentially executing strategic opportunities for the benefit of ContextLogic and its stockholders.

During the three months ended December 31, 2024, the Company incurred $4 million of general and administrative expenses primarily related to legal expenses, employee expenses, and other professional services. At the conclusion of the three months ended December 31, 2024, ContextLogic had eight full-time employees.

The Company earned interest income of $2 million during the three months ended December 31, 2024. With the Company's marketable securities and cash and cash equivalents primarily invested in U.S. government instruments.

“We are very pleased with how far the Company has come and look forward to working with Ted Goldthorpe and Mark Ward, our new directors from the world class team at BC Partners, as we embark on the next stage of ContextLogic’s evolution,” said Rishi Bajaj, Chief Executive Officer and Director.

About Contextlogic Inc

ContextLogic Inc. is a publicly traded company currently seeking to develop and grow a de novo business and finance potential future bolt-on acquisitions of assets or businesses that are complementary to its operations. For more information on ContextLogic, please visit ir.contextlogicinc.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding ContextLogic’s financial outlook, the strategic alternatives considered by our Board of Directors, including the decisions taken thereto and alternatives for the use of the cash or cash equivalents, and other quotes of management. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to: the strategic alternatives considered by our Board of Directors, including the decisions taken thereto; our lack of operating revenues after the sale of substantially all of our assets in April 2024; our prior history of losses; our intention not to liquidate and distribute sale proceeds to our stockholders after the sale of substantially all of our assets; our continuation as a publicly-traded and reporting company after the sale of substantially all of our assets; our ability to utilize our net operating loss carryforwards and other tax attributes; risks related to any future acquisition of a business or assets; risks if we fail to develop a viable future business plan or fail to acquire a business or assets and generate revenues; risks if we engage in a business combination that has adverse tax consequences to us or our stockholders; risks if we pursue a business combination with a privately-held target; our retention of certain liabilities relating to the assets we sold and our indemnification obligations under the sale agreement for those assets; risks if we fail to make, integrate or maintain future acquisitions and investments; risks associated with a failure to maintain effective disclosure controls and internal control over financial reporting; currently pending or future litigation; changes to laws and regulations that could affect our business or ability to pursue chosen strategic alternatives; risks if we are deemed to be an investment company under the Investment Company Act of 1940; our management strategies and plans, competitive position, business environment, potential growth strategies and opportunities; our continued listing on Nasdaq; impact of future issuances of our common stock or rights to purchase our common stock; impact of our Tax Benefits Preservation Plan on our stock performance; volatility in our stock price; impact of anti-takeover provisions in our charter documents, in our Tax Benefits Preservation Plan and under Delaware law; our possible or assumed future financial performance; our future liquidity and operating expenditures; our financial condition and results of operations; competitive changes in the marketplace; our expected tax rate; the effect of changes in or the application of new or revised tax laws; the effect of new accounting pronouncements; and the other important factors discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q for the periods ended June 30, 2024 and September 30, 2024 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this news release speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

ContextLogic Inc.

Condensed Consolidated Balance Sheets

(in millions)

(unaudited)

	As of December 31,	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$66	$238
Marketable securities	83	144
Funds receivable	—	7
Prepaid expenses and other current assets	7	21
Total current assets	156	410
Property and equipment, net	—	4
Right-of-use assets	—	5
Other assets	—	4
Total assets	$156	$423
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$—	$30
Merchants payable	—	74
Refunds liability	—	2
Accrued liabilities	5	90
Total current liabilities	5	196
Lease liabilities, non-current	—	6
Other liabilities, non-current	—	4
Total liabilities	5	206
Stockholders’ equity	151	217
Total liabilities and stockholders’ equity	$156	$423

ContextLogic Inc.

Condensed Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue	$—	$53	$43	$287
Cost of revenue	—	44	36	228
Gross profit	—	9	7	59
Operating expenses:
Sales and marketing	—	32	18	143
Product development	—	25	26	152
General and administrative	4	24	42	92
Total operating expenses	4	81	86	387
Loss from operations	(4)	(72)	(79)	(328)
Other income, net:
Interest and other income, net	2	3	6	16
Gain on Asset Sale	—	—	4	—
Loss before provision for (benefit from) income taxes	(2)	(69)	(69)	(312)
Provision for (benefit from) income taxes	—	(1)	6	5
Net loss	$(2)	$(68)	$(75)	$(317)
Net loss per share, basic and diluted	$(0.08)	$(2.82)	$(2.92)	$(13.36)
Weighted-average shares used in computing net loss per share, basic and diluted	26,292	24,119	25,690	23,732

ContextLogic Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$(2)	$(68)	$(75)	$(317)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	—	1	1	4
Noncash lease expense	—	—	1	3
Impairment of lease assets and property and equipment	—	—	—	1
Stock-based compensation expense	—	10	12	64
Net (accretion) of discounts and premiums on marketable securities	(1)	(1)	(4)	(7)
Gain on Asset Sale	—	—	(4)	—
Other	—	—	—	1
Changes in operating assets and liabilities:
Funds receivable	—	(2)	—	6
Prepaid expenses, other current and noncurrent assets	1	—	1	16
Accounts payable	—	(5)	(15)	(22)
Merchants payable	—	(3)	(8)	(46)
Accrued and refund liabilities	—	(6)	(7)	(38)
Lease liabilities	—	(2)	(2)	(7)
Other current and noncurrent liabilities	—	1	6	1
Net cash used in operating activities	(2)	(75)	(94)	(341)
Cash flows from investing activities:
Purchases of property and equipment and development of internal-use software	—	—	—	(3)
Cash disposed on Asset Sale, net of proceeds	—	—	(133)	—
Purchases of marketable securities	(48)	(74)	(168)	(313)
Sales of marketable securities	—	—	5	—
Maturities of marketable securities	83	73	228	390
Net cash provided by (used) in investing activities	35	(1)	(68)	74
Cash flows from financing activities:
Payments of taxes related to RSU settlement and cashless exercise of stock options	—	—	(1)	(5)
Net cash used in financing activities	—	—	(1)	(5)
Foreign currency effects on cash, cash equivalents and restricted cash	—	4	(2)	(3)
Net increase (decrease) in cash, cash equivalents and restricted cash	33	(72)	(165)	(275)
Cash, cash equivalents and restricted cash at beginning of period	40	310	238	513
Cash, cash equivalents and restricted cash at end of period	$73	$238	$73	$238
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$66	$238	$66	$238
Restricted cash included in prepaid and other current assets in the consolidated balance sheets	7	—	7	—
Total cash, cash equivalents and restricted cash	$73	$238	$73	$238
Supplemental cash flow disclosures:
Cash paid for income taxes, net of refunds	$—	$—	$—	$1

Contacts

Investor Relations:

Lucy Simon, CLI

ir@contextlogicinc.com